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                               GE LIFESTYLE FUNDS

                          EXPENSE LIMITATION AGREEMENT

                  AGREEMENT, dated as of December , 1999, among GE LifeStyle Funds, a Massachusetts Business Trust, on behalf of its series portfolios listed on Appendix A (the "Funds") and GE Investment Management Incorporated, a Delaware Corporation ("GEIM").

                  WHEREAS, GEIM serves as investment adviser and administrator to each of the Funds; and

                  WHEREAS, the parties to this Agreement have determined that it is in their own interests to limit certain expenses that may be borne by each Fund and desire to limit those expenses.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties to this Agreement agree as follows:

         Section 1  "Other Expense" Limitation.

         If, in any fiscal year, "other expenses" of a Fund exceed applicable expense limitations set forth in Appendix B, the excess expenses shall be borne by GEIM.

         For purposes of this Agreement, "other expenses" of a Fund includes brokerage fees and commissions, interest, fees and expenses of the Fund's Board of Trustees who are not affiliated with GEIM or its affiliates (including counsel fees), taxes, transfer agency costs and any extraordinary expenses.

         Section 2  Amendment.

         The provisions of this Agreement may be changed, waived or terminated from time to time by the parties hereto. No provision of this Agreement may be so changed, waived or terminated except by an instrument in writing signed by the party against which such change, waiver or termination is sought.


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         Section 3  Term.

         This Agreement shall become effective as of the date of this agreement and shall continue until 120 days after each Fund's current fiscal year end, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board of Directors of the Fund and by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to this agreement.

         Section 4  Governing Law.

         This Agreement shall be governed in accordance with the laws of the State of New York.

         Section 5  Miscellaneous.

         The parties hereto agree that this Agreement is for the benefit and enjoyment of the parties, and that this Agreement confers no right upon any shareholder of the Fund to enforce any provision of this Agreement.

                       **********************************

                           (signature page to follow)


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective duly authorized corporate officers and their corporate seals to be hereunto affixed, as of the day and year first above written.

                               GE Investment Management Incorporated

                               By:___________________________________

                               Name: Alan M. Lewis

                               Title: Executive Vice President

                               GE LifeStyle Funds

                               By:___________________________________
                                  Name:  Michael J. Cosgrove
                                  Title: Chairman of the Board and President


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                                                                    Appendix A

                   Series Portfolios of GE Funds (the "Funds")

GE Conservative Strategy Fund
GE Moderate Strategy Fund
GE Aggressive Strategy Fund
GE Conservative Allocation Fund
GE Moderate Allocation Fund
GE Aggressive Allocation Fund


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                                                                    Appendix B

                     Expense Limitations on "Other Expenses"
                     ---------------------------------------
                     (as a percentage of average net assets)

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GE Conservative Strategy Fund

                                                                   0.00%

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GE Moderate Strategy Fund

                                                                   0.00%

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GE Aggressive Strategy Fund

                                                                   0.00%

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GE Conservative Allocation Fund

                                                                   0.00%

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GE Moderate Allocation Fund

                                                                   0.00%

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GE Aggressive Allocation Fund

                                                                   0.00%

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